Exhibit 4.10

                            SUBSCRIPTION AGREEMENT

To:      Cedara Software Corp.

         The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from Cedara Software Corp. (the "Corporation"), on the terms and conditions set forth in this subscription agreement, 580,461 common shares in the capital of the Corporation (the "Shares" and individually a "Share"). Each Share will be issued at a price of US$1.503 per Share.

Conditions of Purchase

         The Purchaser acknowledges that the Corporation's obligation to sell the Shares to the Purchaser is subject to, among other things, the conditions that:

         (a) the Purchaser executes and returns to the Corporation all documents required by applicable legislation and The Toronto Stock Exchange for delivery on behalf of the Purchaser;

         (b) all necessary regulatory approvals being obtained by the Corporation prior to the Closing;

         (c) the sale of the Shares is exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Shares or the Corporation shall have received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

         (d) the representations and warranties of the Purchaser remain true and correct as at the Closing.

Delivery and Payment

         The Purchaser agrees that the following shall be delivered to the Corporation prior to the Closing:

         (a) one completed and duly signed copy of this subscription agreement;

         (b) all other documentation as may be required by applicable securities legislation and The Toronto Stock Exchange, including a duly completed Private Placement Questionnaire and Undertaking in the form annexed hereto as Schedule "A"; and

         (c) a certified cheque, bank draft or evidence of a wire transfer in Canadian funds to the Corporation representing the aggregate purchase price payable by the Purchaser for the Shares. The entire subscription price for the Shares must be paid at the time of subscription.

         Delivery of the Shares by the Corporation and payment for the Shares by the Purchaser shall be completed at a closing (the "Closing") to be held on the first business day following receipt of approval from the Toronto Stock Exchange of the issuance of the Shares contemplated hereby or at such time and place as may be mutually agreed upon by the Corporation and the Purchaser, provided that the Closing is held no later than on the day mandated by The Toronto Stock Exchange for the closing of the issuance of the Shares contemplated hereby.

         The Corporation agrees that it shall deliver certificates representing the Shares at the Closing for delivery against payment of the subscription price. If the Purchaser chooses not to attend the Closing to receive the Share certificates, then the Purchaser shall deliver such certificates to the undersigned at the address set forth below promptly after the Closing.

Purchaser's Representations and Warranties

         The Purchaser represents, warrants and covenants to the Corporation that:

         (a) it (A) is an Accredited Investor, as defined in Paragraph 6 of Schedule "B" hereto, and (B) is aware that any sale of Shares to it will be made in reliance on a private placement exemption from registration under the United States Securities Act of 1933, as amended (the "U.S. Securities Act");

         (b) it is purchasing the Shares for its own account and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States federal, state or any other securities laws;

         (c) if it decides to offer, sell or otherwise transfer any of the Shares it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless (i) the sale is to the Corporation; or (ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act; or
                  (iii) the sale is made within the United States pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws;

         (d) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risks of such investment;

         (e) it has had access to such information concerning the Corporation as it has considered necessary in connection with its investment decision to acquire the Shares, including without limitation the information available through SEDAR, (www.sedar.com) which the Corporation is required to file as a consequence of being publicly listed in Canada;

         (f) it consents to the Corporation making a notification on its records or giving instructions to any transfer agent of the Shares in order to implement the restriction on transfer set forth and described herein;

         (g) the address set forth below is the true and correct address of the place of business of the Purchaser at which it received and accepted the offer to purchase the Shares;

         (h) it has been independently advised as to and is aware of the restrictions with respect to trading in the Shares pursuant to the securities laws, regulations, rules, published policy statements, rulings and orders of securities regulatory authorities applicable to the Corporation or the Purchaser's purchase hereunder (the "Securities Laws") and any applicable stock exchanges;

         (i) the Shares may not be sold in Canada or to Canadian residents unless, in addition to the requirements of paragraph (c)(ii), if applicable, the sale is made pursuant to an available exemption from the prospectus and registration requirements under the securities legislation in the Canadian purchaser's province or territory of residence or the required "hold" period has expired since the acquisition by the Purchaser of the securities to be sold;

         (j) the Purchaser, and any purchaser for whom the Purchaser is acting, will comply with all applicable Securities Laws and with the rules and policies of any applicable stock exchanges concerning the purchase of, the holding of and resale restrictions on the Shares;

         (k) if required by applicable Securities Laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Shares as may be required;

         (l) the Purchaser's place of business is in the jurisdiction set forth in its address in this subscription agreement;

         (m) the Purchaser is capable of assessing its proposed investment hereunder as a result of the Purchaser's financial or investment experience, understands that an investment in the Corporation involves a high risk and a substantial risk of loss, and is able to bear the economic loss of its investment;

         (n) this subscription agreement has been duly and validly authorized, executed and delivered by and upon acceptance by the Corporation will constitute a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms;

         (o) the Corporation has not made any representation to the Purchaser regarding the intention of the Corporation to list the Shares on any stock exchange or to make arrangements to have the Shares quoted for trading;

         (p) it is responsible for obtaining such legal advice as it considers necessary in connection with the execution, delivery and performance by it of this subscription agreement and the transactions contemplated herein and it represents and warrants that such execution, delivery and performance shall not contravene any applicable laws of the jurisdiction in which it is resident; and

         (q) the purchase of the Shares by the Purchaser hereunder is not a transaction in which any director or officer of the Corporation, or any beneficial owner of securities carrying more than 10% of the voting rights attaching to all outstanding voting securities of the Corporation, has a direct or indirect beneficial interest.

Purchaser's Acknowledgements

         The Purchaser acknowledges that:

         (a) none of the Shares have been, or will be, registered under the U.S. Securities Act or the securities laws of any state, and that the Shares are being offered in a transaction not requiring registration under the U.S. Securities Act;

         (b) no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Shares;

         (c) the purchase of the Shares has not been made through, or as a result of, and the distribution of the Shares is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (d) the Shares are being offered for sale only on a "private placement" basis;

         (e) the representations and warranties and covenants contained in this subscription agreement are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility to purchase the Shares, and the Purchaser hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance thereon. The Purchaser further agrees that by accepting the Shares the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing with the same force and effect as if they had been made by the Purchaser at the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Shares;

         (f) the sale and delivery of the Shares to the Purchaser is conditional upon such sale being exempt, under applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, from the requirement to file a prospectus and the requirement to deliver an offering memorandum;

         (g) upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
                           (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS."

                           "THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

         provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, and provided that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, the legends may be removed by providing a declaration to the registrar and transfer agent, to the following effect (or as the Corporation may prescribe from time to time):

                           "The undersigned (A) acknowledges that the sale of the securities of Cedara Software Corp. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (B) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either, (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S."

         and, provided further, that if any such Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

General

         Each of the Corporation and the Purchaser acknowledges that:

         (a)      time shall, in all respects, be of the essence hereof;

         (b) all references herein to "US$" are to lawful money of the United States;

         (c) the headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof;

         (d) this subscription agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This subscription agreement may be amended or modified in any respect by written instrument only;

         (e) the terms and provisions of this subscription agreement shall be binding upon and enure to the benefit of the Purchaser and the Corporation and their respective successors and assigns; provided that, except as herein provided, this subscription agreement shall not be assignable by any party without the written consent of the others;

         (f) the Corporation shall be entitled to rely on delivery of a facsimile copy of this executed subscription agreement, and acceptance by the Corporation of such facsimile shall be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof; and

         (g) this agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Subscription Particulars

         (a)      The aggregate number of Shares being subscribed for is
                  580,461

         (b) The aggregate price of the Shares being subscribed for is US$1.503

         (c)      The Shares are to be registered in the name of:

                                    Analogic Corporation
                                    8 Centennial Drive
                                    Peabody, MA 01960

         (d) The certificate representing the Shares is to be delivered to:

                  John J. Millerick, Senior Vice-President and Chief Financial Officer

                  at its office at:

                                    Analogic Corporation
                                    8 Centennial Drive
                                    Peabody, MA 01960


                                       ANALOGIC CORPORATION


                                       Per:  /s/ JOHN J. MILLERICK
                                             ---------------------------
                                             Name:  John J. Millerick
                                             Title: Senior Vice-President and
                                             Chief  Financial Officer

                                       Address of Purchaser

                                       Analogic Corporation
                                       8 Centennial Drive
                                       Peabody, MA 01960
                                       ---------------------------------

                                       ---------------------------------


         This subscription agreement is accepted by the Corporation as of April 29, 2002.

                                        CEDARA SOFTWARE CORP.


                                        Per:   /s/ FRASER SINCLAIR
                                               ---------------------------
                                               Name:  Fraser Sinclair
                                               Title: Chief Financial Officer
                                               and Corporate Secretary

                                 SCHEDULE "A"


                          THE TORONTO STOCK EXCHANGE

                PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

         To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                 QUESTIONNAIRE

1.       DESCRIPTION OF TRANSACTION

         (a)      Name of Issuer of the Securities

                  Cedara Software Corp.

         (b)      Number and Class of Securities to be Purchased

                  580,461 common shares.

         (c) Purchase Price: US$1.503 per common share for an aggregate purchase price of US$872,433

         (d)      Penalty

                  None.

2.       DETAILS OF PURCHASER

         (a)      Name of Purchaser Analogic Corporation

         (b)      Address of Purchaser 8 Centennial Drive

                                       Peabody, MA 01960

         (c) Names and addresses of persons having a greater than 10% beneficial interest in the Purchaser

                  Bernard M. Gordon Charitable Remainder Unitrust

                  8 Centennial Drive, Peabody, MA. 01960

                  T. Rowe Price, 100 East Pratt St. Baltimore, MD. 21202

3.       RELATIONSHIP TO ISSUER

         (a) Is the Purchaser, or any person named in response to 2(c) above, an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser qualifies as an insider

                                    NO
                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         (b) If the answer to (a) is "no", are the Purchaser and the issuer controlled by the same person or company? If so, give details

                                    NO
                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

4.       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

         Give details of all trading by the Purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof

                                    NONE
                  -------------------------------------------------------------

                                  UNDERTAKING

TO:      The Toronto Stock Exchange

         The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking. The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of six months from the date of the closing of the transaction described herein or for such period as is prescribed by applicable securities laws, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT Peabody, MA. 01960                  Analogic Corporation
         -----------------------             -------------------------------
                                             (Name of Purchaser - please print)


this 29th day of April, 2002                 /s/ John J. Millerick
                                             --------------------------------
                                             (Authorized Signature)
                                              John J. Millerick


                                             Senior Vice-President and Chief
                                             Financial Officer
                                             ---------------------------------
                                             (Official Capacity - please print)


(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

                                 SCHEDULE "B"

                       DEFINITION OF ACCREDITED INVESTOR

         "Accredited Investor" means any person who comes within any of the following categories:

1. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000;

2. Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

3. Any entity in which all of the equity owners are accredited investors;

4. Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in
         Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

5. Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

6. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

7. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; and

8. Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.